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Exhibit 4.1(e)

STATE OF DELAWARE
OFFICE OF THE SECRETARY OF STATE

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE TIMBERLAND COMPANY", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2001, AT 3 O'CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE RECORDER OF DEEDS.

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
THE TIMBERLAND COMPANY

    The Timberland Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST:  That the Board of Directors of The Timberland Company duly adopted resolutions proposing an amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the following proposal approving said amendment be considered at the next annual meeting of the stockholders of said corporation:

    That section 4.1 of the Restated Certificate of Incorporation of this corporation be deleted in its entirety and that there be substituted in lieu thereof a new section 4.1 which shall read in its entirety as follows:

  4.1
  Designation and Numbers: The aggregate number of shares that the corporation shall have the authority to issue is 142,000,000. The number of shares of each class and the par value of each share of each class are as follows:

Name of Class	Number of Shares	Par Value
Preferred Stock	2,000,000	$.01
Class A Common Stock	120,000,000	$.01
Class B Common Stock	20,000,000	$.01

    SECOND:  That thereafter, pursuant to the amended By-laws of said corporation the annual meeting of the stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, The Timberland Company has caused this certificate to be signed by Jeffrey B. Swartz, its President and attested to by Danette Wineberg, Secretary, this 27th day of September, 2001.

THE TIMBERLAND COMPANY
By:	/s/ JEFFREY B. SWARTZ Jeffrey B. Swartz President

ATTEST:

By:	/s/ DANETTE WINEBERG Danette Wineberg Secretary

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STATE OF DELAWARE OFFICE OF THE SECRETARY OF STATE
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF THE TIMBERLAND COMPANY